SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 7, 2017, Craft Brew Alliance, Inc. (the "Company"), appointed Edwin A. Smith as Corporate Controller and Principal Accounting Officer. Mr. Smith was previously appointed as the Company's Controller and Principal Accounting Officer on an interim basis on February 10, 2017.

Mr. Smith, age 41, joined the Company in June 2011 as the Company's Director of External Reporting & Investor Relations. From October 2007 to June 2011, Mr. Smith was the external reporting manager at Hyster-Yale Materials Handling, Inc. (then known as NACCO Materials Handling Group), which role included membership on its technical accounting committee. From April 2004 to October 2007, Mr. Smith was assistant controller at Cascade Microtech, Inc. From September 1998 to April 2004, Mr. Smith was an auditor at Deloitte & Touche LLP. Mr. Smith received his bachelor's degree in accounting from Linfield College and is a certified public accountant licensed in the state of Oregon.

Also effective March 7, 2017, the Company increased Mr. Smith’s annual base salary to $141,125. Mr. Smith is also entitled to an annual cash incentive bonus in a target amount equal to 25% of his current annual salary level and an annual award of restricted stock units with a grant date fair value equal to 15% of his annual salary level on the date of grant. Pursuant to his employment agreement with the Company dated June 24, 2016, with certain exceptions, Mr. Smith would be entitled to cash severance payments upon termination of his employment totaling six times his monthly salary, plus a cash payment to cover six months of health benefits. If Mr. Smith’s employment were terminated prior to the first anniversary of a change in control of the Company, with certain exceptions, he would be entitled to a cash severance payment upon termination of employment equal to 12 times his monthly salary plus the full amount of his target cash bonus for the year in which termination occurred, as well as a cash payment to cover 12 months of health benefits. The employment agreement terminates on June 30, 2019.

There are no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any of the Company's executive officers or directors. There are no other arrangements or understandings between Mr. Smith and any other persons or entities with regard to Mr. Smith’s appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: March 13, 2017	By:	/s/ Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer